Exhibit No. 5


June  27, 1996



Securities and Exchange Commission
450 5th Street N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

         I am representing Nalco Chemical Company (the "Company") in connection with the registration under the Securities Act of 1933 of 8,000,000 shares of common stock, par value $0.1875 per share ("Common Stock") of the Company, issuable from time to time pursuant to the Company's Employee Stock Compensation Plan (the "Plan"). In connection therewith, I have examined or am otherwise familiar with such documents and instruments as I have deemed necessary for the purposes of this opinion. Based upon the foregoing, I am of the opinion that the shares authorized for issuance under the Plan have been duly authorized and when issued pursuant to the Plan participants will be legally issued, fully paid and non-assessable shares of Common Stock.

         I hereby consent to the filing of this opinion as an exhibit to the subject Registration Statement.

Very truly yours,


/s/ S. J. Gioimo
S. J. Gioimo
Corporate Secretary and Attorney

SJG/pad